Exhibit 99.1

PETMED EXPRESS WELCOMES DIANA GARVIS PURCEL TO ITS BOARD OF DIRECTORS

Delray Beach, Florida, March 28, 2022 — PetMed Express, Inc. (NASDAQ: PETS), is pleased to announce that Diana Garvis Purcel has been appointed to the PetMed Express, Inc. Board of Directors as a new independent director, effective April 4, 2022. Ms. Purcel will also serve as the next Chair of the Board’s Audit Committee when she assumes that position, currently held by Ronald Korn, following Mr. Korn’s retirement at the end of his current term in July 2022.

“On behalf of the PetMeds’ Board, I’m delighted to welcome Diana Purcel to the Board,” said Dr. Gian Fulgoni, Board Chairman. “Diana’s expertise and experience will be invaluable to the Company as we continue to execute our transition strategies and position the Company for continued success. On behalf of the Board of Directors and the entire Company, I also want to take this opportunity to thank Ron for his dedication, leadership, and many contributions to the growth and success of the Company over the past two decades. We all wish him the very best in his well-deserved retirement.”

Added Ms. Purcel: “I’m excited to join the PetMeds’ Board at such a pivotal time in its transformation. I look forward to bringing my experience and working alongside my fellow board members and management as the company moves into its next stage of growth and success.”

Ms. Purcel, 55, has 20 years of experience as a Chief Financial Officer (“CFO”), including 17 years with publicly traded companies. Ms. Purcel currently serves on the Board of Directors of Ocean Power Technologies, Inc. (NYSE:OPTT) as Chair of the Audit Committee and serves on the Board of the Animal Humane Society as Chair of the Finance Committee. She previously served on the Board of Directors for Now Boarding and the Multicultural Foodservice and Hospitality Alliance, including as Chair of its Audit Committee. She has served as Executive Vice President and CFO for iMedia Brands, Inc. (formerly Evine Live, Inc.), and as CFO for Cooper’s Hawk Winery & Restaurants, LLC. From 2003 until 2014, Ms. Purcel served as CFO, Chief Accounting Officer, and Corporate Secretary for Famous Hospitality, Inc. (formerly Famous Dave’s of America, Inc.), which franchised and operated a casual dining restaurant chain in over 35 states. Prior to that, she served as CFO and Chief Accounting Officer for Paper Warehouse, Inc., and has worked with Arthur Andersen & Co., Target Corporation, and other companies. Ms. Purcel obtained her Master’s in Business Administration from the University of St. Thomas, and her Bachelor of Science in Management, with a concentration in accounting, from Tulane University, and is a certified public accountant.

Ms. Purcel’s significant financial, strategy, and governance experience as a CFO in numerous public and private entities qualifies her to serve on PetMed Express, Inc.’s, Board of Directors. Ms. Purcel will serve on the PetMed Express, Inc., Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee.

Founded in 1996, PetMed Express is America’s Most Trusted Pet Pharmacy®, providing prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its website at petmeds.com and through its 1-800-PetMeds toll free number.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2021. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact Bruce S. Rosenbloom, CFO, PetMed Express, Inc., 561-526-4444, investor@petmeds.com.

For media relations contact Mary Eva Tredway, Butin PR, maryeva@butinpr.com.

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